EXHIBIT 99.1

PURCHASE AND SALE AGREEMENT
FOR 3535 COLONNADE PARKWAY
BIRMINGHAM, ALABAMA

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of the 22nd day of December, 2016 (“Effective Date”), by and between CREC (BIRMINGHAM), LLC, a Delaware limited liability company (“Seller”), having an office at c/o Zurich Alternative Asset Management, LLC, One Liberty Plaza, 165 Broadway, 21st Floor, New York, New York 10006, and Griffin (Birmingham) Essential Asset REIT II, LLC, a Delaware limited liability company (“Purchaser”), c/o Griffin Capital Corporation, a California corporation, having an office at Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, California 90245.

In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.PURCHASE AND SALE
1.1    Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, assign, transfer and convey to Purchaser, and Purchaser hereby agrees to purchase, assume, accept and acquire from Seller, at the price and upon and subject to the terms and conditions hereof, all of Seller’s right, title and interest in and to the following described property (herein collectively, the “Property”):
(a)Land. That certain lot or parcel of real property (the “Land”) located in the City of Birmingham, County of Jefferson, State of Alabama, and commonly known as 3535 Colonnade Parkway, being more particularly described on Exhibit A attached hereto and made a part hereof.
(b)Easements. All easements, covenants, privileges, and hereditaments pertaining thereto, whether or not of record, if any, benefiting the Land or the Improvements (as defined in Section 1.1(d) of this Agreement).
(c)Rights and Appurtenances. All hereditaments, covenants, privileges, and other rights appurtenant to the Land, including any right, title and interest in and to (i) all minerals, oil, gas, and other hydrocarbon substances thereon or thereunder, (ii) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, and (iii) all access, air, water, riparian, development, utility, and solar rights.
(d)Improvements. All buildings and improvements (the “Improvements”) in and on the Land.
(e)Leases. That certain lease agreement by and between Seller and Southern Company Services, Inc. (the “Tenant”), dated as of March 18, 2016 (as amended, the “Lease”).
(f)Tangible Personal Property. All appliances, fixtures, equipment, machinery, furniture, carpet, drapes and other personal property, if any, owned by Seller and located on the Land and the Improvements and used solely in connection therewith (the “Tangible Personal Property”), including any right, title and interest in and to the following: (i) mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon or within the Improvements, maintenance equipment and tools, if any, owned by Seller and used in connection with, and located in or at, the Improvements, site plans, surveys, plans and specifications, manuals and instruction materials, and floor plans in Seller’s possession which relate to the Land or Improvements; (ii) pylons and other signs situated on or at the Land or Improvements; and (iii) other tangible personal property owned by Seller and used exclusively in connection with, and located in or on, the Land or Improvements as of the date of Closing; provided that it is expressly agreed by the parties hereto that none of the Tangible Personal Property in, on, around or affixed on or about the Land and the Improvements owned by any party other than Seller (including, without limitation, by Tenant shall be or be deemed included in the Property (and shall not be sold pursuant hereto)).
(g)Intangible Property. To the extent assignable without the consent of third parties, all intangible property including all permits, licenses, certificates of occupancy, entitlements, governmental approvals, all names (excluding the name of Seller and its affiliates), trade names, street numbers, marks, other symbols and general intangibles, contracts or agreements relating to construction, architectural services, parking, maintenance or other supplies or services, utility services, or any equipment leases, but expressly excluding any existing management agreements which will be terminated effective as of the time of Closing (the “Intangible Property” together with the Tangible Personal Property (the “Personal Property”)), if any, owned by Seller and relating solely to the Land, the Improvements or the Tangible Personal Property (subject to the proviso in Section 1.1(f) of this Agreement).

2.PURCHASE PRICE
2.1    Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be ONE HUNDRED THIRTY ONE MILLION FIVE HUNDRED NINETY THOUSAND and 00/100 Dollars ($131,590,000.00), as adjusted pursuant to Section 2.1(c) below, and shall be paid as follows:
(a)Downpayment. FIVE MILLION and 00/100 Dollars ($5,000,000.00) (together with any interest earned thereon, the “Downpayment”) within two (2) business days after the execution of this Agreement by Purchaser and Seller (but no later than the day of Closing) by delivering the same to First American Title Insurance Company, as escrow agent

(the “Escrow Agent”), by wire transfer of immediately available funds. The Downpayment shall be held by Escrow Agent in accordance with Article 3 hereof.
(b)Closing Payment. At the Closing, the balance of the Purchase Price, after crediting the Downpayment and any interest thereon and otherwise adjusted as hereinafter provided, shall be paid by wire transfer of immediately available federal funds, to accounts specified by Seller at a bank or banks designated by Seller. Purchaser acknowledges and agrees that its obligations under this Agreement are not contingent on Purchaser obtaining any financing, Purchaser hereby confirming that this Agreement does not contain any financing contingencies.
(c)Tenant Allowance and Broker's Fee. At Closing, Purchaser shall receive a credit against the Purchase Price in the amount of the sum of (i) FORTY MILLION and 00/100 Dollars ($40,000,000.00) in respect of certain tenant improvement allowances pursuant to the Lease (the “Tenant Allowance”), less any portion of the Tenant Allowance disbursed to or at the direction of Tenant as of the date of Closing and (ii) SEVEN MILLION FIVE HUNDRED THIRTY ONE THOUSAND TWO HUNDRED THREE and 00/100 Dollars ($7,531,203.00) in respect of certain brokerage commissions (“Broker’s Fee”) due and payable in connection with the Lease, less any portion of the Broker’s Fee disbursed to or at the direction of Tenant as of the date of Closing, in each case as reasonably evidenced to Purchaser. Purchaser acknowledges that Seller has already paid $3,748,173.00 of the Broker’s Fee. Purchaser and Seller agree that the actual Purchase Price will be set forth on the Settlement Statement (as defined below) to be delivered by the parties pursuant to the terms hereof.

3.DOWNPAYMENT IN ESCROW
3.1    Downpayment in Escrow. Purchaser shall deliver the Downpayment to Escrow Agent to be held in escrow by Escrow Agent on the following terms and conditions:
(a)The Downpayment shall be deposited in an account in First American Trust.
(b)Escrow Agent shall deliver the Downpayment to Seller or to Purchaser, as the case may be, upon the following conditions:

(i)	to Seller, at the Closing;

(ii)
in the event that Purchaser shall default by failing to consummate the Closing of this Agreement for any reason except Seller’s default or as otherwise permitted by this Agreement and Seller elects to terminate this Agreement, to Seller, as liquidated damages upon receipt of written demand therefor signed by Seller, stating that Purchaser has defaulted in the performance of its obligations under this Agreement by failing to consummate the Closing of this Agreement following expiration of applicable notice and cure periods and Seller has terminated this Agreement on account of said default of Purchaser (it being agreed by Purchaser that the Downpayment is a fair and reasonable estimate of Seller’s damages and is not a penalty); provided, however, that Escrow Agent shall not honor such demand until at least ten (10) business days after the date on which Escrow Agent shall have delivered a copy of such demand to Purchaser, nor thereafter if during such ten (10) business day period Escrow Agent shall have received written notice of objection from Purchaser in accordance with the provisions of this Section 3.1;

(iii)
to Purchaser, upon receipt of written demand therefor signed by Purchaser, stating that: (1) this Agreement has been duly terminated or is deemed to have been terminated in accordance with Purchaser’s rights under this Agreement and that Purchaser is entitled under this Agreement to the return of the Downpayment; or (2) Seller has defaulted by failing to consummate the Closing and Purchaser has terminated this Agreement on account of said default of Seller; provided, however, that Escrow Agent shall not honor such demand in either case until at least ten (10) business days after the date on which Escrow Agent shall have delivered a copy of such demand to Seller, nor thereafter if during such ten (10) business day period Escrow Agent shall have received written notice of objection from Seller in accordance with the provisions of this Section 3.1.

(c)Upon receipt of a written demand for the Downpayment made by Purchaser or Seller pursuant to subsection (b) of this Section 3.1, Escrow Agent shall promptly deliver a copy thereof to the other party in the manner required herein. The other party shall have the right to object to the delivery of the Downpayment by written notice of objection given within five (5) business days after Escrow Agent shall have delivered a copy of such demand to such other party, but not thereafter (time being of the essence with respect thereto).
(d)If: (i) Escrow Agent shall have received a notice of objection as provided for in subsection (b) of this Section 3.1 within the time therein prescribed; or (ii) any other disagreement or dispute shall arise between the parties hereto and/or any other persons resulting in adverse claims and demands being made for the Downpayment (or any part thereof), whether or not litigation has been instituted, then Escrow Agent shall refuse to comply with any claims or demands on it and continue to hold the Downpayment until Escrow Agent receives either: (x) a written notice signed by both Seller and Purchaser directing the disbursement of the Downpayment; or (y) a final order, which is not (or is no longer) appealable, of a court of competent jurisdiction, entered in a proceeding in which Seller, Purchaser and Escrow Agent are named as parties, directing the disbursement of the Downpayment, in either of which events Escrow Agent shall then disburse the Downpayment in accordance with said direction. Escrow Agent shall not be or become liable in any way or to any person for its refusal to comply with any such claims or demands unless and until it has received a direction of the nature described in clause (x) or clause (y) of this subsection (d). Notwithstanding the foregoing provisions of this Section or otherwise, Escrow Agent shall have the following rights: (1) if Escrow Agent shall have received a written notice signed by either Seller or Purchaser advising that a litigation or other form of formal dispute between Seller and Purchaser over entitlement to the Downpayment has been commenced, Escrow Agent may, on notice to Seller and Purchaser, deposit the Downpayment with the clerk of the court in which said action is pending; or (2) Escrow Agent may, on notice to Seller and Purchaser, take such affirmative steps as it may, at its option, elect in order to terminate its duties as escrow agent, including, without limitation, the deposit of the Downpayment with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party.
(e)Upon the taking by Escrow Agent of any action permitted by this Section 3.1, Escrow Agent shall be released of and from all liability hereunder. Except as otherwise expressly provided in this Section 3.1, all costs and expenses incurred by Escrow Agent in performing its duties as escrow agent, including, without limitation, reasonable attorneys’ fees (either paid to retained attorneys or amounts representing the fair value of legal services rendered to or for itself) shall be borne equally by Seller and Purchaser.
(f)Escrow Agent is to act hereunder as a depository only and is not responsible or liable in any manner whatsoever for: (i) the sufficiency, correctness, genuineness, collection or validity of any instrument deposited with it; (ii) the form of execution of such instruments; (iii) the identity, authority or rights of any person executing or depositing the same; (iv) fraud, theft, misappropriation, dishonesty or negligence of Seller or Purchaser; or (v) the loss of the Downpayment or any interest (due to early presentation for payment, insolvency of the bank in which any portion of the Downpayment is placed or otherwise).
(g)Escrow Agent shall not have any duties or responsibilities except those set forth in this Section 3.1, and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by Escrow Agent in good faith to be genuine, and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.
(h)Except to the extent that Escrow Agent shall have been guilty of theft, misappropriation, gross negligence or willful misconduct, Seller and Purchaser, jointly and severally, agree to defend, indemnify and hold harmless Escrow Agent and its partners and employees from and against any liability whatsoever, and shall promptly pay or reimburse Escrow Agent for all out‑of‑pocket costs and expenses, including any court costs and reasonable attorneys’ fees and disbursements, incurred by it in connection with its performance hereunder. Escrow Agent shall have no liability hereunder except to the extent that Escrow Agent shall have been found guilty of theft, misappropriation, gross negligence or willful misconduct.
(i)The terms and provisions of this Section 3.1 shall create no right in any person, firm or corporation other than the parties hereto and their respective successors and assigns, and no third party shall have the right to enforce or benefit from the terms hereof.
(j)Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Section.

4.TITLE, ACCESS, REPRESENTATIONS AND WARRANTIES
4.1    Title Commitment. Title to the Property shall be conveyed to Purchaser free from all liens, encumbrances, encroachments and other exceptions to title except (i) the Lease, (ii) matters caused by Purchaser or the activities of Purchaser or its agents, employees, consultants, contractors and representatives on the Property, (iii) real estate taxes, sewer rents and taxes, water rates and charges, vault charges and taxes, business improvement district taxes and assessments and any other governmental taxes, charges or assessments levied or assessed against the Property, including any so-called payments in lieu of taxes, in each case which are a lien but not yet due and payable, subject to proration in accordance with Section 6.3 below, (iv) the matters listed in Exhibit B attached hereto and made a part hereof, (v) applicable zoning and building ordinances and land use regulations and any and all other present and future laws, rules, regulations, statutes, ordinances, orders or other legal requirements affecting the Property, and (vi) those matters which are deemed to be Permitted Exceptions pursuant to Section 4.1(a) below (the matters in clauses (i) through (vi) of this Section 4.1 collectively referred to as the “Permitted Exceptions”). For the avoidance of doubt, Seller shall only be required to deliver a title affidavit in the form attached hereto as Exhibit K and any notation to Exhibit B that a matter will be omitted upon the Title Company’s receipt of a title affidavit shall not affect Seller’s obligations hereunder. In the event that any such matter is not omitted, such matter shall be deemed a Permitted Exception.
(a)Seller delivered to Purchaser an existing survey within Seller’s possession (the “Existing Survey”) and caused TitleVest Agency, LLC, with underwriting through First American Title Insurance Company (the “Title Company”) to deliver to Purchaser a preliminary title report covering the Land having the latest revision date of June 10, 2016, denoted as “Agent’s File No. 159772-00 - Colonnade” (the “Title Commitment”), together with legible copies of all instruments reflected as exceptions set forth therein. Purchaser had its surveyor, Ray & Gilliland, P.C., prepare and deliver to Purchaser, the Title Company and Seller a new ALTA survey thereof having the revision date of June 15, 2016 (collectively with any Existing Survey, the “Survey”). All exceptions contained in Schedule B Part II of the Title Commitment, other than those marked as “omit”, and any matter shown on the Survey shall be deemed a Permitted Exception. With respect to any title matters first arising after the date of the Title Commitment and prior to the Closing which materially and adversely affect the value or operation of the Property, other than any of the Permitted Exceptions (to which Purchaser shall have no right to object), Purchaser shall have until the earlier of (i) three (3) business days after Purchaser’s actual knowledge of such matters or (ii) the Closing Date to notify Seller in writing of Purchaser’s objection thereto (the “Purchaser’s Objections”). In the event Purchaser shall timely notify Seller of any Purchaser’s Objections, Seller shall have the right, but not the obligation, to cure such Purchaser’s Objections in its sole and absolute discretion. Within three (3) business days after receipt of Purchaser’s notice of Purchaser’s Objections (with the Closing Date automatically extended, if necessary, to allow for such response period) Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such Purchaser’s Objections. Failure of Seller to give such notice within said three (3) Business Day period shall be deemed an election by Seller not to cure such Purchaser’s Objections. If Seller elects or is deemed to have elected not to cure any Purchaser’s Objections specified in Purchaser’s notice, Purchaser shall have the following options, to be given by written notice to Seller within two (2) business days after Purchaser’s receipt of Seller’s notice electing not to cure such objection(s) (or, if Seller fails to deliver such notice, within two (2) business days after the day on which Seller was required to deliver such notice): (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matters objected to by Purchaser which Seller has elected, or is deemed to have elected, not to cure (which such matter(s) shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (ii) to terminate this Agreement by sending written notice thereof to Seller and Escrow Agent, and upon delivery of such notice of termination, this Agreement shall terminate and the Downpayment and all interest thereon shall be immediately returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except for those obligations which expressly survive the Closing or earlier termination of this Agreement (collectively, the “Surviving Obligations”). In the event Seller elects to cure any Purchaser’s Objections, this Agreement shall remain in full force and effect, and if Seller does not eliminate any Purchaser’s Objection by the Scheduled Closing Date (as defined in Section 6.1(a) of this Agreement), as the same may be adjourned as expressly provided herein, unless the same is waived by Purchaser, Seller may adjourn the Closing for a period or periods not to exceed thirty (30) days in order to attempt to eliminate such exception. In addition, if Seller fails prior to Closing (as it may be extended pursuant to the terms hereof) to cure or satisfy any Purchaser’s Objections that Seller has elected, or is required hereunder, to cure or satisfy, then Purchaser may: (a) accept a conveyance of the Property subject to the Permitted Exceptions, specifically including such Purchaser’s Objections which Seller has failed to cure or satisfy (which such Purchaser’s Objections shall thereafter be deemed to be a Permitted Exception), without reduction of the Purchase Price, or (b) terminate this Agreement by sending written notice thereof to Seller and Escrow Agent, and upon delivery of such notice of termination, this Agreement shall terminate, the Downpayment and all interest thereon shall be immediately returned to Purchaser. Notwithstanding the foregoing, Seller will at its expense cause the Title Company to omit from the Policy, the following items (collectively, “Mandatory Liens”) by the Closing: (i) all mortgages that Seller has granted and that are recorded against the Property; (ii) liens or encumbrances voluntarily created by Seller after the Effective Date of this Agreement; and (iii) mechanics’, materialmans’ and other similar statutory liens arising from work performed by or on behalf of, or materials supplied to, Seller (as opposed to Tenant), in connection with the Property. Notwithstanding the foregoing, in no event shall a Mandatory Lien constitute a Permitted Exception and Purchaser shall have no obligation to object to any Mandatory Lien.
(b)If Seller shall adjourn the Closing Date in order to cure Purchaser’s Objections in accordance with the provisions of this Section 4.1, Seller shall, upon the satisfactory cure thereof, promptly reschedule the Closing Date, upon written notice to Purchaser (the “New Closing Notice”); it being agreed, however, that if any matters which are Purchaser’s Objections arise between the date the New Closing Notice is given and the rescheduled Closing Date, Seller may again adjourn the Closing for an additional period or periods, not to exceed thirty (30) days in the aggregate, in order to attempt to cause such Purchaser’s Objections to be eliminated.
(c)In lieu of satisfying any liens or encumbrances (including Mandatory Liens) required to be satisfied under this Agreement, Seller may, at its option, either deposit with the Title Company such sum of money or deliver to the Title Company such affidavits and certificates as may be determined by the Title Company as being sufficient to induce the Title Company to, and provided the Title Company does, omit such liens or encumbrances from Purchaser’s title policy or affirmatively insure Purchaser (without additional charge or premium to Purchaser) against collection of liens and/or encumbrances required to be eliminated by Seller out of or against Purchaser’s title to the Land and the Improvements.
(d)In addition, in lieu of satisfying any of the liens or encumbrances required to be satisfied under this Agreement, Seller may direct Purchaser to apply a portion of the Purchase Price to the satisfaction of such liens and encumbrances, provided that Seller shall, at the Closing, deliver to the Title Company instruments in recordable form sufficient to discharge such liens or encumbrances of record, together with the cost of recording or filing any such instruments. If request is made by Seller prior to the Closing, Purchaser, at the Closing, shall provide Seller with separate unendorsed certified or bank checks payable as directed by Seller and/or (as required by Seller) shall wire transfer immediately available federal funds for credit to such bank account(s) as designated by Seller, in an aggregate amount not to exceed the balance of the Purchase Price, as adjusted, to facilitate the discharge of any such liens or encumbrances.
(e)If the Title Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, Seller, on request, shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller.
(f)Notwithstanding anything else contained herein to the contrary, Permitted Exceptions shall include (i) any liens which encumber the leasehold estate of Tenant, (ii) all financing statements for the benefit of a vendor or supplier of Tenant’s equipment or personal property, and (iii) all liens or other encumbrances which are the responsibility of Tenant under its Lease.
4.2    Access to the Property.
(a)    Following the Effective Date, Purchaser shall have the right, subject to the remainder of this Section 4.2 and subject to the Lease, to access the Property solely for the benefit of Purchaser and those acting on behalf of Purchaser, actually or prospectively, for the purpose of examining the same in anticipation of its ownership of the Property, including, without limitation, to perform environmental testing; provided, however, that such access shall not be a basis for evaluating the purchase and sale herein agreed to by Purchaser nor give rise to a contingency or condition to the performance of Purchaser’s obligations hereunder. In the case of any such entry, Purchaser shall: (i) in all events give at least forty-eight (48) hours’ telephonic advance notice to Seller so that Seller may, at its option, have a representative designated by Seller present during each visit to the Property; and (ii) use commercially reasonable efforts to minimize any interference with the use or operation of the Property. Purchaser shall not perform any environmental testing without first advising Seller of the nature and scope of the test(s), and the entity performing the test(s). Any such access shall be limited to normal business hours unless otherwise approved by Tenant and Purchaser shall cooperate with any reasonable request by Seller in connection with the timing of any such access. The results of any such inspection (whether evidencing latent or patent defects in the Property or the existence or nonexistence of hazardous materials), or any information or matter discovered by Purchaser relating to the Tenant or the Lease, economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, air quality, the utilities serving the Property, any zoning, environmental or building laws, rules or regulations affecting the Property, the use or occupancy of the Property or any part thereof, the suitability of the Property as the subject of a cooperative or condominium conversion, or otherwise disclosing a condition which is undesirable or in violation of any law or governmental rule, regulation, ordinance or order shall not be grounds for any modification of the respective obligations of Seller and Purchaser hereunder or for any amendment or modification of this Agreement. In the event Purchaser discovers a preexisting condition at the Property, Purchaser hereby covenants that it shall not disclose such condition to any person other than Purchaser's consultants, attorneys, advisors, employees, accountants, rating agencies, financiers, investors, joint venture partners, potential lenders, potential insurance companies, and any of their affiliated entities unless Purchaser is required to disclose the discovery of such existing conditions to Tenant pursuant to the Lease or a governmental authority pursuant to applicable law (and Purchaser shall immediately notify Seller of such pending disclosure and provide Seller an opportunity to minimize such disclosure). Further, and notwithstanding anything to the contrary set forth above, Purchaser or any sponsored entity of Purchaser and Seller may disclose any of such information if required in litigation, if any (whether arising out of this Agreement or otherwise) or if required by law (including, without limitation, any rule or regulation of the Securities and Exchange Commission). Purchaser has furnished (or caused to be furnished) to Seller a certificate naming Seller (and its property manager) as additional insureds on Purchaser’s or its agent’s commercial general liability insurance policy as reasonably approved by Seller. Purchaser agrees to maintain such coverage for so long as this Agreement remains in effect.
(b)    All: (i) information provided by Seller to Purchaser; and (ii) information obtained by Purchaser relating to the Property in writing from third parties in the course of Purchaser’s review, including, without limitation, any environmental assessment or audit (all of the items identified in this clause (ii) being hereinafter sometimes collectively referred to as the “Reports”) shall be treated as confidential information by Purchaser and Purchaser shall instruct all of its employees, agents, representatives and contractors as to the confidentiality of all such information unless Purchaser is required to disclose such information in the Reports to Tenant pursuant to the Lease or a governmental authority pursuant to applicable law (including, without limitation, any rule or regulation of the Securities and Exchange Commission) or if required in litigation, if any (whether arising out of this Agreement or otherwise). Prior to Closing, Purchaser shall have the right to confer and communicate with Tenant’s representatives concerning the completion of Tenant Improvements in accordance with Tenant’s plans and budgets, including, but not limited to, the status of completion of remediation work and related test results.
(c)    Purchaser shall indemnify, defend and hold harmless Seller and its direct and indirect principals, agents, members, partners, employees, officers, directors, affiliates, lenders, property managers and asset managers from and against all claims, liabilities, losses, damages and expenses (including, without limitation, reasonable attorneys’ fees) resulting from, relating to or arising out of any access to the Property pursuant to this Section 4.2, including, without limitation, in connection with any environmental testing, or breach of this Section 4.2, whether occasioned by the acts or omissions of Purchaser or those of its employees, agents, vendors, representatives or contractors unless such claims arise or are caused by Seller’s negligence or willful misconduct; provided, however, that Purchaser shall have no obligation to indemnify the Indemnified Parties with respect to Purchaser’s mere discovery (as opposed to exacerbation) of pre-existing conditions or issues. This indemnification by Purchaser shall survive the Closing or the termination of this Agreement, as applicable.
(d)    Purchaser agrees, promptly following Seller’s request, to deliver to Seller copies of all of the Reports in the event Purchaser does not elect to proceed with the acquisition of the Property, without warranty or representation by Purchaser. Purchaser’s obligation to deliver the Reports to Seller shall survive the termination of this Agreement.
4.3    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller that:
(a)    Authorization. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and, at Closing, will be qualified to do business in the State of Alabama (to the extent required under the laws of the State of Alabama) and has the requisite power and authority to enter into, execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder, and Purchaser has obtained all necessary corporate authorizations required in connection with the execution, delivery and performance contemplated by this Agreement and has obtained the consent of all entities and parties necessary to bind Purchaser to this Agreement. This Agreement and the Purchaser’s Closing Documents (as defined below) are, or will be when executed and delivered by Purchaser, legally binding on, and enforceable against, Purchaser, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.
(b)    No Conflicts. Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of: (i) any organizational documents of Purchaser; (ii) any of the terms, conditions or provisions of any agreement or instrument to which Purchaser, or any member of Purchaser is a party or by which Purchaser, any related entity or affiliate of Purchaser or any of Purchaser’s assets is bound; or (iii) any judgment, order, injunction, decree, regulation or ruling of any court or governmental entity in force as of the date hereof or as of the date of Closing.
(c)    ERISA. With respect to each source of funds to be used by Purchaser to purchase the Property (respectively a “Source”), at least one of the following statements shall be accurate as of the Closing Date: (i) the Source does not include the assets of: (x) an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA: or (y) a “plan” as defined in Section 4975(a) of the Internal Revenue Code of 1986, as amended (“Code”); or (ii) the Source includes the assets of: (x) an “employee benefit plan” as defined in Section 3(3) of ERISA; or (y) a “plan” as defined in Section 4975 of the Code (each of which has been identified to Seller in writing pursuant to this Section 4.3(c) at least five (5) business days prior to the Closing Date), but the use of such Source to purchase the Property will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
(d)    No Litigation. There are no legal actions, suits or similar proceedings pending against Purchaser, or to Purchaser’s knowledge, threatened in writing against Purchaser, which if adversely determined, would adversely affect Purchaser’s ability to consummate the transactions contemplated by this Agreement.
(e)    Bankruptcy. Purchaser has not: (i) commenced a voluntary case, or had entered against it a petition, for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or any of its property; or (iii) made an assignment for the benefit of creditors.
(f)    Compliance with International Trade Control Laws and OFAC Regulations. Purchaser is not now nor shall it be at any time prior to or at the Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”) is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders or lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC (“Specially Designated Nationals and Blocked Persons”)) or otherwise. Neither Purchaser nor, to Purchaser’s knowledge, any Person who owns an interest in Purchaser (collectively, a “Purchaser Party”) is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including a “financial institution” as defined in 31 U.S.C. 5312 (a)(z), as periodically amended

(“Financial Institution”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders or lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(g)Purchaser’s Funds. Purchaser has taken, and shall continue to take until the Closing, such measures as are required by applicable law to assure that the funds used to pay to Seller the Purchase Price are derived: (i) from transactions that do not violate United States law and, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.
(h)Anti-Money Laundering Laws. Neither Purchaser nor any Purchaser Party, nor to Purchaser's knowledge any Person providing funds to Purchaser: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws (as hereinafter defined in this Section); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws. For purposes of this Subsection (h), the term “Anti-Money Laundering Laws” shall mean all applicable laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a Financial Institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act of 1970, as amended, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.
(i)Purchaser Compliance with Patriot Act. Purchaser is in compliance with any and all applicable provisions of the Patriot Act.
(j)Cooperation with Seller. For a period of one (1) year after the Closing Date, Purchaser agrees to cooperate with Seller, and to cause each Purchaser Party at no additional cost or expense to Purchaser to cooperate with Seller, in providing such additional information and documentation on Purchaser’s and each Purchaser Party’s legal or beneficial ownership, policies, procedures (to the extent required by applicable laws) and sources of funds as Seller deems reasonably necessary or prudent to enable Seller to comply with Anti-Money Laundering Laws now in existence or hereafter enacted or amended; all of the foregoing if and to the extent requested by Seller, shall be subject to Seller maintaining in confidence the information provided by Purchaser, subject to any disclosure required by applicable law.
Purchaser’s representations, warranties and agreements set forth in this Agreement shall survive the Closing or termination of this Agreement. Purchaser hereby acknowledges and agrees that it is a requirement of this Agreement and a condition to Seller’s obligations hereunder that all of Purchaser’s representations and warranties contained herein shall be true and correct on the date hereof and remain true and correct through and including the Closing Date, and that any inaccuracy in Purchaser’s representations and warranties and/or Purchaser’s failure to notify Seller prior to the Closing Date of any inaccuracies therein shall be a default by Purchaser under this Agreement.
4.4    Seller’s Representations and Warranties. Seller represents and warrants to Purchaser that:
(a)    Authorization. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and qualified to do business in the State of Alabama, and has the requisite power and authority to enter into and deliver this Agreement and has, or will have by Closing, the requisite power and authority to perform all duties and obligations imposed upon it hereunder, and Seller has obtained or will timely obtain all necessary corporate authorizations required in connection with the execution, delivery and performance contemplated by this Agreement and to bind Seller to this Agreement. This Agreement and the Seller’s Closing Documents (as defined below) are, or will be when executed and delivered by Seller, legally binding on, and enforceable against, Seller, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity. No third party has any right to purchase all or any part of the Property.
(b)    No Conflicts. Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of: (i) any organizational documents of Seller; (ii) any of the terms, conditions or provisions of any agreement or instrument to which Seller, or any direct member of Seller is a party or by which Seller or any of Seller’s assets is bound; or (iii) any judgment, order, injunction, decree, regulation or ruling of any court or governmental entity. Seller has granted to no other parties other than Tenant an option to lease or occupy the Property other than that provided for in the Lease. Seller has not granted any party an option to purchase the Property.
(c)    No Condemnation. To Seller’s knowledge, as of the Effective Date, and not any subsequent date, there are no pending or threatened (in writing) condemnation proceedings affecting the Property. Seller has not applied for a rezoning of the Property or any change in the entitlements which apply to the Property during its period of ownership of the Property. As of the Effective Date, and not as of any subsequent date, Seller has not received any written notice from any governmental authority of any (i) any violations of applicable zoning laws with respect to the Property which have not heretofore been cured; or (ii) any violations of any other laws, rules or regulations (including any environmental law) relating to the use or operation of the Property which have not been heretofore been cured or which are not the responsibility of the Tenant to cure.
(d)    Leases. There are no other leases affecting the Property other than the Lease, a true and complete copy of which has been delivered to Purchaser. Seller, to its knowledge, has not received, nor is Seller aware of, any claim from Tenant under the Lease alleging any type of default by the landlord under the Lease that has not been cured or demanding any work that has not been performed or payment from landlord that has not been made. There is no Event of Default (as such term is defined in the Lease) that remains uncured under the Lease by either Seller or Tenant. The Property is one hundred percent (100%) leased pursuant to the Lease. There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof executed by Seller.
(e)    Litigation. There are no legal actions, suits or similar proceedings pending against Seller, or to Seller’s knowledge, threatened in writing against Seller, which if adversely determined, would materially and adversely affect Seller’s ability to convey the Property in accordance with the terms hereof.
(f)    Existing Agreements. There are no service, maintenance, management and other agreements in effect for the Property which were put in place by Seller or to which Seller is party which will survive Closing.
(g)    Environmental Matters.

(i)
Except as set forth in the environmental reports identified on Exhibit C attached hereto (collectively, the “Environmental Report”), as of the date hereof Seller has received no written notice of any material violation of any Environmental Requirements (as defined below) relating to the presence of Hazardous Materials (as defined below) on the Land or release or presence of Hazardous Materials on, under or about the Land that has not been cured prior to the date hereof;

(ii)
“Environmental Requirements” shall mean all laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders, and decrees of the United States, the State of Alabama, City of Birmingham or any other political subdivisions in which the Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property, relating to pollution, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste or Hazardous Materials into, or the presence thereof in, the environment (including, without limitation, ambient air, surface water, ground water or land or soil).

(iii)
“Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in §101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. §9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” defined in the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. §2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non‑friable; (vi) polychlorinated biphenyls; (vii) radon gas; and (viii) any additional substances or materials which are classified or considered to be hazardous or toxic under Environmental Requirements or the common law, or any other applicable laws relating to the Property.

(h)    FIRPTA. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Code and the regulations promulgated thereunder.
(i)    Bankruptcy. Seller has not: (i) commenced a voluntary case, or had entered against it a petition, for relief under the federal bankruptcy code or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors; (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceedings, to hold, administer and/or liquidate all or substantially all of its property; or (iii) made an assignment for the benefit of creditors.

(j)    [Intentionally Omitted]
(k)Seller Compliance with Patriot Act. Seller has not violated any applicable provision of the Patriot Act.
(l)Compliance with International Trade Control Laws and OFAC Regulations. Seller is not now nor shall it be at any time prior to or at the Closing a Person with whom a U.S. Person is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders or lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Specially Designated Nationals and Blocked Persons or otherwise. Neither Seller nor, to Seller's knowledge, any Person who owns an interest in Seller (collectively, a “Seller Party”) is now nor shall be at any time prior to or at the Closing a Person with whom a U.S. Person, including Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders or lists published by OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.
(m)Anti-Money Laundering Laws. Neither Seller nor, to Seller’s knowledge, any Seller Party or any Person with an ownership interest in the Property: (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws (as hereinafter defined in this Section); (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws.
4.5    Estoppel Certificates.
(a)    Seller shall deliver to Purchaser, at or before the Closing, a written statement from Tenant and dated not more than forty-five (45) days before the Scheduled Closing Date and in no event more than sixty (60) days before the actual Closing Date (the “Tenant Estoppel Certificate”). In determining whether the foregoing requirement has been satisfied, Purchaser agrees not to object to any immaterial or minor qualifications or modifications which Tenant may make to the form of Tenant Estoppel Certificate. Initially Seller shall request that Tenant execute the estoppel certificate in the form attached hereto as Schedule 1. In the event that Tenant does not execute the estoppel certificate in the form attached hereto as Schedule 1, but delivers the Tenant Estoppel Certificate substantially in the form contemplated by the Lease as modified in the form attached hereto as Schedule 2, Purchaser shall have no right to object to the Tenant Estoppel Certificate and will accept the Tenant Estoppel Certificate and Seller shall have satisfied the Tenant Estoppel Certificate requirement as long as there are no material qualifications or modifications which Tenant may make to the form of Tenant Estoppel Certificate. In the event that Tenant qualifies or modifies the Tenant Estoppel Certificate to state (or deletes a statement) that Tenant is not responsible for the payment of Operating Expenses (as such term is defined in the Lease), Purchaser shall have no right to object to the Tenant Estoppel Certificate based on such modifications regarding responsibility for payment of Operating Expenses and will accept the Tenant Estoppel Certificate based on such modifications regarding responsibility for payment of Operating Expenses and Seller shall have satisfied the Tenant Estoppel Certificate requirement. In the event that Tenant qualifies or modifies the Tenant Estoppel Certificate to reflect the Lease Amendment, Purchaser shall have no right to object to the Tenant Estoppel Certificate and will accept the Tenant Estoppel Certificate and Seller shall have satisfied the Tenant Estoppel Certificate requirement. In the event that Tenant qualifies or modifies the Tenant Estoppel Certificate to reflect that Tenant is (or will be) entitled to disbursements of the Tenant Allowance and Broker’s Fee in accordance with the Lease, Purchaser shall have no right to object to the Tenant Estoppel Certificate and will accept the Tenant Estoppel Certificate as so qualified or modified and Seller shall have satisfied the Tenant Estoppel Certificate requirement. Seller shall request the Tenant Estoppel Certificate in the form attached hereto as Schedule 1 from Tenant and follow-up with Tenant twice (by email), after which time Seller shall request that Tenant deliver the Tenant Estoppel Certificate substantially in the form attached as Schedule 2. Seller agrees to deliver copies of the Tenant Estoppel Certificate to Purchaser as and when received from Tenant. In the event that Seller has not obtained the Tenant Estoppel Certificate by the Scheduled Closing Date, as the same may be adjourned as expressly provided herein, Seller shall have the right to adjourn the Closing for a period or periods not to exceed thirty (30) days to continue its efforts to obtain the Tenant Estoppel Certificate. If at the end of such thirty (30) day period Seller has still failed to obtain the Tenant Estoppel Certificate, Purchaser’s sole remedy shall be to either: (i) waive the requirement that Seller obtain the Tenant Estoppel Certificate and proceed to the Closing without any abatement in the Purchase Price; or (ii) terminate this Agreement and receive a return of the Downpayment and neither party shall have any rights, duties or obligations hereunder other than the obligations and rights, including the Surviving Obligations, set forth herein that expressly survive the termination of this Agreement. Following the Effective Date, Seller shall at the sole cost, expense and risk of Purchaser request that Tenant execute and deliver to Purchaser a nondisturbance agreement in such form as Purchaser shall provide but Seller shall have absolutely no liability if Tenant fails or refuses to do so, and the execution thereof or failure to execute the same shall not be a condition to Purchaser’s obligations hereunder, give rise to a financing contingency or otherwise affect any of Purchaser’s obligations hereunder.

4.6    Certain Limitations on Seller’s Representations and Warranties. The representations and warranties of Seller set forth in this Agreement are subject to the following express limitations:
(a)    Documents and Materials. To the extent Seller has delivered or made available to Purchaser copies of the documents and other materials referred to in this Agreement and the Exhibits referenced herein and such documents and other materials contain provisions inconsistent with or different from the representations and warranties made herein, then such representations and warranties shall be deemed modified to conform them to the provisions of such documents and materials.
(b)    Seller’s Knowledge. All references in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to “Seller’s knowledge” or “to the knowledge of Seller” and words of similar import shall refer solely to facts within the actual knowledge (without independent investigation or inquiry) of Christopher Read and Tom Buffa, who Seller represents have responsibility for the Property for Seller and have the most knowledge of any of Seller's employees, officers, directors, shareholders, representatives or agents concerning the Property and shall not be construed to refer to the knowledge of any other employee, officer, director, shareholder or agent of Seller or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge. Seller shall review the representations and warranties set forth herein with the property manager of the Property by providing the property manager with a copy of the representations and warranties noted above and in no event shall Seller have any obligation to confirm or verify responses of or information provided by the property manager with respect thereto.
(c)    Notwithstanding anything herein to the contrary, the representation, and warranties set forth in Section 4.4 (c), (g) and (j) are made only as of the Effective Date and not any subsequent date.
4.7    Non‑Survival of Representations and Warranties; Specific Limitation. The representations and warranties of Seller set forth herein and/or in any document delivered by Seller at Closing shall survive the Closing for a period of six (6) months (the “Survival Period”). Any claim by Purchaser of a breach of such representations or warranties shall be made by Purchaser promptly after Purchaser learns of such breach and, in all events, prior to the Closing if discovered prior to the Closing, or prior to the expiration of the Survival Period if discovered after the Closing by Purchaser delivering to Seller written notice (a “Claim Notice”) setting forth: (a) a description in reasonable detail of the claimed breach or breaches, as applicable; (b) a detailed listing of the Section(s) of this Agreement or the applicable closing document under which such claimed breach or breaches is asserted; (c) Purchaser’s good-faith calculation of the damages suffered by Purchaser by reason of such claimed breach or breaches; and (d) all documents and written material upon which Purchaser asserts such claimed breach is or breaches are based. TIME SHALL BE OF THE ESSENCE in respect of Purchaser’s obligation to deliver to Seller a Claim Notice in the manner herein provided. Seller shall have no liability whatsoever for any claimed breach of the aforesaid representations and warranties unless and until there shall be found to have existed pursuant to a nonappealable order of a court of competent jurisdiction one or more breaches by Seller of such representations and warranties having in the aggregate a “material adverse effect”, which, for purposes of this Agreement shall mean that Purchaser sustained direct out-of-pocket damages, or that the value of the Property decreased, solely as a result of such breach(es) in an amount equal to or greater than $25,000.00, and Seller shall have no liability for any and all such breach(es) to the extent such liability would exceed $2,500,000.00 in the aggregate. The foregoing limitations shall not be applicable to the indemnifications set forth herein and in the Closing Documents. Notwithstanding the foregoing: (i) Seller shall have no liability with respect to a breach of any representation or warranty to the extent that Purchaser proceeds with the Closing with the actual knowledge of Purchaser of such breach; and (ii) Purchaser shall not be entitled to recover any punitive, special or consequential damages whatsoever upon any such breach of representation or warranty. The provisions of this Section 4.7 shall survive the Closing.
4.8    Lease Amendment. Following the Effective Date, Seller shall request that Tenant execute and deliver to Seller an amendment to the Lease (“Lease Amendment”) to correct the legal description annexed as Schedule A thereto and Seller shall use reasonable efforts to obtain such Lease Amendment, but Seller shall have absolutely no liability if Tenant fails or refuses to do so. In addition, Purchaser hereby acknowledges and agrees that the Lease Amendment may provide that the Tenant Improvement Allowance (as such term is defined in the Lease) shall be paid directly to Tenant. The execution and delivery of either the Lease Amendment or the Tenant Estoppel Certificate described in Section 4.5 above shall be a condition to Purchaser’s obligations hereunder. In the event that Tenant executes and delivers to Seller the Lease Amendment, (a) Seller’s representations and warranties set forth in Section 4.4 above shall automatically be deemed to have been updated to incorporate the Lease Amendment, (b) Purchaser shall be deemed to have consented to the Lease Amendment, and (c) Purchaser shall have no right to object to any reference to the Lease Amendment in the Tenant Estoppel Certificate and will accept any references to the Lease Amendment in the Tenant Estoppel Certificate.

5.DISCLAIMERS; ACCEPTANCE OF PROPERTY
5.1    Disclaimers.
(a)General and Specific Disclaimers. PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST,

PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO: (i) THE VALUE, NATURE, QUALITY OR, EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4.4 OF THIS AGREEMENT, CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (ii) THE INCOME TO BE DERIVED FROM THE PROPERTY; (iii) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON; (iv) EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.4 OF THIS AGREEMENT, THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (v) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (vi) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROPERTY, (vii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY; OR (viii) EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.4 OF THIS AGREEMENT, COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS; OR ANY OTHER MATTER WITH RESPECT TO THE PROPERTY. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH HEREIN. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND AGREES TO ACCEPT THE PROPERTY AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, MAKES NO REPRESENTATIONS, AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROPERTY, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, BUT OTHERWISE SUBJECT TO THE TERMS SET FORTH IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE “AS IS” AND WITH ALL FAULTS (INCLUDING EXPRESSLY, BUT WITHOUT LIMITATION, THOSE RELATING TO THE FAÇADE OF THE BUILDING ON THE LAND). IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT THE PROPERTY IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING.
(b)Change of Conditions. PURCHASER SHALL ACCEPT THE PROPERTY AT THE CLOSING IN THE SAME CONDITION AS IT IS IN ON THE EFFECTIVE DATE OF THIS AGREEMENT, AS SUCH CONDITION SHALL HAVE CHANGED BY REASON OF NORMAL WEAR AND TEAR AND, SUBJECT TO SECTIONS 7.1 AND 7.2 OF THIS AGREEMENT, DAMAGE BY CONDEMNATION, FIRE OR OTHER CASUALTY AND OTHERWISE SUBJECT TO THE TERMS OF THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER SPECIFICALLY ACKNOWLEDGES THAT THE FACT THAT ANY PORTION OF THE LAND OR IMPROVEMENTS OR ANY EQUIPMENT OR MACHINERY THEREIN OR THEREON, OR ANY PART THEREOF MAY NOT BE IN NORMAL WORKING ORDER OR CONDITION ON THE CLOSING DATE BY REASON OF WEAR AND TEAR OR DAMAGE BY CONDEMNATION, FIRE OR OTHER CASUALTY, OR BY REASON OF ITS PRESENT CONDITION SHALL NOT RELIEVE PURCHASER OF ITS OBLIGATION TO COMPLETE THE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT. SUBJECT TO SECTION 6.7 HEREOF, PURCHASER ACKNOWLEDGES THAT TENANT’S DOING WORK OR ANY OTHER CHANGE OF CONDITION SHALL NOT RELIEVE PURCHASER OF ITS OBLIGATION TO COMPLETE THE CLOSING UNDER THIS AGREEMENT AND PAY THE FULL PURCHASE PRICE. SELLER HAS NO OBLIGATION TO MAKE ANY REPAIRS OR REPLACEMENTS REQUIRED BY REASON OF NORMAL WEAR AND TEAR, CONDEMNATION OR FIRE OR

OTHER CASUALTY, BUT MAY, AT ITS OPTION AND ITS COST, MAKE ANY SUCH REPAIRS AND REPLACEMENTS PRIOR TO THE CLOSING DATE. PROVIDED, HOWEVER, THE FOREGOING SHALL IN NO WAY LIMIT THE OBLIGATIONS OF SELLER TO COMPLY WITH THE TERMS OF THE LEASE.
(c)Release. WITHOUT LIMITING THE PROVISIONS OF SECTION 5.1(a) OF THIS AGREEMENT AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT EXCEPT FOR THE REPRESENTATIONS, COVENANTS AND OBLIGATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, UPON PURCHASER’S EXECUTION OF THIS AGREEMENT, PURCHASER HEREBY RELEASES SELLER, SELLER’S PROPERTY MANAGER AND (AS THE CASE MAY BE) EACH OF THEIR RESPECTIVE MEMBERS, PARTNERS, PARENTS, AFFILIATED AND SUBSIDIARY ENTITIES AND ALL OF THEIR RESPECTIVE MEMBERS, OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES WHETHER SUIT IS INSTITUTED OR NOT) WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO: (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE IMPROVEMENTS WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE; AND (ii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS AFFECTING THE PROPERTY WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION 5.1(c) SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS BY PURCHASER UNDER ANY AND ALL ENVIRONMENTAL REQUIREMENTS OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THE SAME MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES, PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION THEREWITH, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT PURCHASER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH PURCHASER’S COUNSEL. Notwithstanding the foregoing release, nothing herein shall be interpreted to mean that Purchaser is indemnifying Seller for condition of the Property on the Effective Date or that Purchaser will take any action to prevent third parties (including governmental entities OR TENANT) from bringing actions against Seller pursuant to CERCLA, OTHER ENVIRONMENTAL REQUIREMENTS, or such other federal, state or local law or rule. Subject to applicable statutes and court rule, in the event a third party brings an action against Purchaser relating to Seller’s PERIOD of ownership of the property, Purchaser shall be entitled to name Seller a non-party defendant in such action brought against Purchaser pursuant to CERCLA, ENVIRONMENTAL REQUIREMENT, or other current or future federal, state of local law, regulation or guidance. In the event of fraud or intentional misrepresentation or concealment, this waiver shall be void and of no further force and effect. In the event of fraud or intentional misrepresentation or concealment, Purchaser shall have all available remedies against Seller. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property.
(d)Waiver. PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT: (i) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION FROM SELLER; (ii) PURCHASER IS REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER’S SELECTION; (iii) PURCHASER IS SEEKING TO ACQUIRE THE PROPERTY, WHICH WILL NOT BE USED AS ITS RESIDENCE, FOR INVESTMENT PURPOSES; AND (iv) PURCHASER IS A SOPHISTICATED REAL ESTATE INVESTOR AND HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THIS TRANSACTION. SUBJECT TO THE PROVISIONS OF (C) ABOVE, PURCHASER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS, REMEDIES AND BENEFITS UNDER ANY CONSUMER PROTECTION LAW, WHETHER FEDERAL, STATE OR LOCAL. PURCHASER COVENANTS NOT TO SUE SELLER UNDER ANY SUCH CONSUMER PROTECTION LAW.
(e)Survival. THE PROVISIONS OF THIS SECTION 5 SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

6.CLOSING
6.1    Closing. The closing (the “Closing”) shall be held through the offices of Escrow Agent, at 9:00 am PST on December 22, 2016 (this date is herein referred to as the “Scheduled Closing Date”). The actual date of the Closing is herein referred to as the “Closing Date”), it being understood that TIME SHALL BE OF THE ESSENCE with respect to the party’s obligations to close on the Scheduled Closing Date or any date to which the Closing has been adjourned as expressly provided in this Agreement. The Purchase Price must be received by Escrow Agent for delivery to Seller no later than 12:00 noon PST on the Closing Date. If the Purchase Price is not received by Escrow Agent by 12:00 noon PST, all Apportionments (as defined in Section 6.1(b) of this Agreement) shall be made as of the business day after the Closing Date. Each of Purchaser and Seller shall have a one-time right to adjourn the Scheduled Closing Date for up to five (5) business days by providing the other party and Escrow Agent no less than one (1) business day’s prior written notice in advance of the Scheduled Closing Date; provided, however, in no event shall the Closing Date be extended in accordance with this Section 6.1 beyond December 23, 2016.
6.2    Possession. Possession of the Improvements shall be delivered to Purchaser at the Closing subject to the Lease, the rights of the Tenant (as tenant only) and all of the other Permitted Exceptions.
6.3    Proration.
(a)Section 40-18-86, Code of Alabama 1975 (Act 2008-504) provides for income tax withholding on sales or transfers of real property and associated tangible personal property by nonresidents of the State of Alabama. Seller acknowledges and agrees that Purchaser may withhold such portion of the Purchase Price as may be necessary in order to comply with Section 40-18-86 unless Seller provides to Purchaser affidavits and certificates in compliance with law which confirm that Seller is not a nonresident of the State of Alabama or that the conveyance of the Property is exempt from Section 40-18-86.

(b)	(i) At the Closing, Purchaser agrees it will cause the bills from the water, gas and electric providers to the Improvements to be put in Purchaser’s name to the extent now in the name of Seller.
(ii)    To the extent applicable, Purchaser shall take all reasonable actions required to transfer all utility accounts to Purchaser and/or to initiate new utility accounts as of the Closing Date.
(c)If any refund of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be received by Purchaser and is relating to a period of time prior to the Closing, the same (to the extent related to the period of time prior to Closing) shall be paid to Seller.
(d)Any Tenant Allowance or Broker’s Fee owed by Landlord in accordance with the terms of the Lease from and after the Closing shall be payable by Purchaser. Purchaser shall indemnify, defend and hold Seller harmless from any and all claims, demands, suits, actions, judgments, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of Purchaser’s non-payment of any such Tenant Allowance or Broker’s Fee.
(e)Seller represents and warrants to Purchaser that Seller is not a party to any pending tax certiorari proceedings.
(f)The agreements of Seller and Purchaser set forth in this Section 6.3 shall survive the Closing.
6.4    Closing Costs.
(a)    Purchaser’s Costs. Purchaser shall pay: (i) the costs of its counsel, architects, engineers and other professionals and consultants; (ii) any and all recording and filing fees other than those, if any, relating to satisfaction of Mandatory Liens; (iii) the costs of any endorsements to the title insurance policy (the “Policy”) to be issued at the Closing; (iv) the cost (if any) of any extended coverage of the Policy and one-half of Escrow Agent’s fees and costs; (v) the cost of obtaining any Survey of the Property and any certifications thereto; (vi) all costs and expenses in obtaining any financing which Purchaser may obtain in connection with its acquisition of the Property (including, without limitation, the cost of any lender’s policy of title insurance and any mortgage tax); (vii) the environmental insurance policy premium; provided that if Purchaser buys an environmental insurance policy with $20,000,000.00 in coverage, Seller shall reimburse Purchaser for the cost of such premium in the amount of $159,000.00; and (viii) any other costs incurred by Purchaser.
(b)    Seller’s Costs. Seller shall pay: (i) the costs of its counsel and other professionals and consultants; (ii) one-half of Escrow Agent’s fees and costs; (iii) any transfer taxes, excise taxes, tax stamps, or sales taxes (however characterized) incident to the transfer of the Property, including the amount of the State of Alabama deed tax and any other local governmental transfer tax imposed in respect of the transaction contemplated by this Agreement; (iv) all costs and expenses of the Title Commitment including the Title Commitment preparation, copies of documents of record, work and search charges and the premium for Purchaser’s standard base owner’s title insurance Policy and all curative Policy endorsements required to be provided by Seller under Article 4 above, if any (but not including the cost of extended coverage and any endorsements thereto requested by Purchaser; (v) $159,000.00 in respect of Purchaser’s environmental insurance policy premium, as set forth above (if applicable); and (vi) any other costs incurred by Seller. Any credit to a deed or transfer tax arising out of Purchaser’s payment of any mortgage taxes shall inure to the benefit of Seller.
(c)    Survival. The provisions of this Section 6.4 shall survive the Closing.
6.5    Seller’s Obligations at the Closing. At the Closing, or at such other time as is indicated below, Seller shall deliver to Escrow Agent the following (collectively, the “Seller’s Closing Documents”):
(a)    Deed. A statutory warranty deed with respect to the Land and the Improvements in the form attached hereto as Exhibit D (the “Deed”), subject only to the Permitted Exceptions, together with any required transfer tax forms and Real Estate Sales Validation forms.
(b)    Bill of Sale. A bill of sale with respect to the Personal Property, if any, in substantially the form attached hereto as Exhibit E (the “Bill of Sale”).
(c)    Assignment and Assumption of Lease. An assignment and assumption agreement with respect to the Lease in the form attached hereto as Exhibit F (the “Assignment and Assumption of Lease”).

General Assignment. A general assignment of Seller’s interest in the Intangible Property in the form attached hereto as Exhibit G (the “Assignment of Intangibles”).
(d)    FIRPTA Certification. A certificate in the form attached hereto as Exhibit H with respect to compliance with the Foreign Investment in Real Property Tax Act (Internal Revenue Code Sec. 1445, as amended, and the regulations issued thereunder).
(e)    Estoppel Certificate. The Tenant Estoppel Certificate in accordance with Section 4.5 of this Agreement.
(f)    Tenant Direction Notice. Written notice from Seller to Tenant in substantially the form attached hereto as Exhibit I.
(g)Keys. To the extent in Seller’s possession or the possession of the property manager, all keys, codes and other security devices for the Property.
(h)Original Documents. To the extent available, the originals (to the extent in Seller’s possession or the possession of the property manager) or, if originals are unavailable, copies (certified in writing by Seller as true and accurate), of the Lease, and (to the extent in Seller’s possession or the possession of the property manager) copies of plans and specifications for the Improvements, permits, licenses and other agreements and approvals relating to the maintenance and operation of the Property not previously delivered to Purchaser. In addition, Seller or the property manager shall deliver to Purchaser copies of all Tenant files and correspondence with Tenant in its possession and all other books, records and materials in the possession of Seller or the property manager reasonably required for the orderly transition of operation of the Improvements.
(i)Certificate of Representations and Warranties. A certification of Seller reaffirming that all representations and warranties made by Seller in this Agreement (other than those made only as of the Effective Date) are true and correct as of the Closing Date in all material respects, subject to the terms of this Agreement.
(j)Settlement Statement. A settlement statement setting forth the apportionments pursuant to the terms of this Agreement (the “Settlement Statement”).
(k)Master Escrow Agreement. The Master Escrow Agreement in the form attached hereto as Exhibit L.
(l)Broker’s Lien Affidavit. A Broker’s Lien Affidavit in the form of Exhibit J attached hereto.
(m)Other Documents. Any other documents which Seller is obligated to deliver pursuant to this Agreement or are necessary to consummate the transaction contemplated in this Agreement, including, without limitation, a title affidavit in the form attached hereto as Exhibit K.
At Closing Seller shall also deliver to the Title Company such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company to evidence Seller’s authority to consummate the transactions contemplated by this Agreement.
6.6    Purchaser’s Obligations at the Closing. At the Closing, Purchaser shall deliver to the Escrow Agent, the following (collectively, the “Purchaser’s Closing Documents”):
(a)    Purchase Price. The balance of the Purchase Price in accordance with Section 2.1.
(b)    Assignment and Assumption of Lease. The Assignment and Assumption of Lease.
(c)    General Assignment. The Assignment of Intangibles.
(d)    Certificate of Representations and Warranties. A certificate of Purchaser certifying that the representations and warranties made by Purchaser in this Agreement are true and correct in all material respects as of the Closing Date.
(e)    Tenant Direction Notice. The Tenant Direction Notice.
(f)    Transfer Tax Forms. Any required transfer tax forms.
(g)    Settlement Statement. The Settlement Statement.
(h)    Master Escrow Agreement. The Master Escrow Agreement.
(i)    Broker’s Lien Affidavit. The Broker’s Lien Affidavit.
(j)    Other Documents. Any other documents which Purchaser is obligated to deliver pursuant to this Agreement or are necessary to consummate the transaction contemplated by this Agreement.
At Closing Purchaser shall also deliver to the Title Company such organizational and authorizing documents of Purchaser as shall be reasonably required by the Title Company to evidence Purchaser’s authority to consummate the transactions contemplated by this Agreement.

6.7    Master Escrow Agreement.
(a)    From and after Closing until December 31, 2018, Seller shall be responsible for the reimbursement to Purchaser of all Base Rent (as such term is defined in the Lease), Operating Expenses (if applicable) and Impositions (as such terms are defined in the Lease) with respect to the Property which are due and payable by Landlord under the Lease, and in furtherance therefore, but not as a limitation of its obligations to reimburse all such amounts, at Closing, Seller shall fund into escrow from the sales proceeds contemplated herein with the Escrow Agent for the benefit of Purchaser an amount equal to (i) $16,928,516.13 based on $8,352,000.00 per annum, prorated for the year of Closing, from the Closing Date through December 31, 2018 (the “Base Rent Escrow”); (ii) $661,483.89 for the period from the Closing

Date through December 31, 2018 (the “Operating Expenses and Impositions Escrow”) in respect of Seller’s obligations for Operating Expenses (if any) and Impositions, and (iii) $186,838.71 based on $8,000.00 per month from the Closing Date through December 1, 2018 in respect of an allowance for Purchaser’s project manager for oversight of completion of Tenant’s Improvements (as such term is defined in the Lease) (the “Project Manager Escrow”). At the Closing, Purchaser and Seller shall enter into the Master Escrow Agreement, which shall govern the Base Rent Escrow, Operating Expenses and Impositions Escrow and Project Manager Escrow, and, assuming that Closing occurs on December 14, 2016, the initial amount which Seller would be obligated to fund under the Master Escrow Agreement for the Base Rent Escrow, the Operating Expenses and Impositions Escrow and the Project Manager Escrow would be equal to $17,776,838.73 (the “Initial Funding Requirement”) comprised of the amounts set forth above. In the event the Closing does not occur on December 22, 2016, for each day thereafter until the Closing Date the Base Rent Escrow shall decrease by $22,452 per day, the Project Manager Escrow shall decrease by $258 per day and the Initial Funding Requirement shall therefore decrease by $22,710 per day. If the Title Company requires Seller to pay any portion of the Impositions concurrently with the Closing, Seller will pay all such sums then due, and the Operating Expenses and Impositions Escrow and the Initial Funding Requirement shall decrease by the amount of such payment. The Operating Expenses and Impositions Escrow shall be used to pay such Operating Expenses (if applicable) and Impositions to the extent they are the responsibility of Landlord pursuant to Section 3.6 of the Lease. If, in accordance with the Lease, Tenant is not obligated to pay all or some portion of Operating Expenses, the Operating Expenses not payable by Tenant will be paid out of the Operating Expenses and Impositions Escrow. Notwithstanding anything to the contrary contained herein, any real estate taxes not payable by Tenant will be paid out of the Operating Expenses and Impositions Escrow. If, in accordance with the Lease, Tenant is obligated to pay some or all of Operating Expenses, but refuses or otherwise fails to pay the portion (or all) of the Operating Expenses for which it is liable under the Lease, such Operating Expenses will not be paid out of the Operating Expenses and Impositions Escrow. If Seller and Tenant disagree on whether Tenant is responsible for paying some or all of the Operating Expenses, the amount in dispute may be paid from the Operating Expenses and Impositions Escrow, but Purchaser shall use commercially reasonable efforts to pursue reimbursement of such Operating Expenses from Tenant. For purposes of the foregoing sentence, Purchaser's use of commercially reasonable efforts to pursue reimbursement shall be limited to invoicing the Tenant for such Operating Expenses and following-up with Tenant twice (by email) requesting that Tenant pay the Operating Expenses, after which Purchaser shall be deemed to have satisfied its obligations under this paragraph to seek reimbursement. Any amounts collected by Purchaser from Tenant shall be deemed a Tenant Payment (as defined below) and shall be promptly paid to the Operating Expenses and Impositions Escrow, and distributed as set forth herein and in the Master Escrow Agreement. Seller shall have the right to seek to collect from Tenant such Operating Expenses (including, without limitation, by instituting a legal action, suit or similar proceeding against Tenant), but Seller shall not have the right to institute any proceeding to evict Tenant.
(b)    The Master Escrow Agreement shall provide that all monies in the Base Rent Escrow, Operating Expenses and Impositions Escrow and Project Manager Escrow shall be deposited by the Escrow Agent in an interest bearing account and all interest accrued thereupon shall be credited to Seller. Escrow Agent shall disburse the Base Rent Escrow, Operating Expenses and Impositions Escrow and Project Manager Escrow in accordance with the terms of the Master Escrow Agreement. In the event that Seller and Purchaser disagree as to whether or not “substantial completion” of Tenant’s Improvements has occurred, Escrow Agent shall disburse any amounts due pursuant to Section (a)(ii) of Schedule 6.7 of the Master Escrow Agreement, but Seller reserves the right to pursue Purchaser for any disbursements made to Purchaser pursuant to Section (a)(ii) of Schedule 6.7 of the Master Escrow Agreement.
(c)    To the extent that Seller is entitled to the First Earnout Payment or Second Earnout Payment (as such terms are defined in Section 6.8 below), any increases in Base Rent payable by Tenant as set forth in the Lease shall be treated in accordance with the Master Escrow Agreement. In addition, at Closing, Seller and Purchaser shall deliver to Tenant written notice in the form attached hereto as Exhibit I which will direct the Tenant to deliver all payments in respect of all Base Rent, Impositions and other payment obligations of Tenant due to Landlord under the Lease (collectively, “Tenant Payments”) to Escrow Agent (but excluding any Tenant Payments for Impositions or Operating Expenses paid directly by Tenant to a third party, for which Tenant shall provide reasonable evidence of such payment to Purchaser and Seller) for the period from Closing through December 31, 2018. All Tenant Payments received by the Escrow Agent shall be paid to the Seller upon receipt, without further notice or approval from Purchaser, subject to the provisions of this Section 6.7.
(d)    Prior to December 31, 2018, until such time as the Operating Expenses and Impositions Escrow equals $2,000,000.00 (the “Escrow Threshold”), the parties shall (i) increase the Operating Expenses and Impositions Escrow by Seller and Purchaser directing the Escrow Agent to add any Tenant Payments received from the Tenant and Net Earnout Payments (as defined below) to the Operating Expenses and Impositions Escrow to increase the Operating Expenses and Impositions Escrow to $2,000,000.00 as required by this Section 6.7(d) instead of being paid to the Seller. If the Operating Expenses and Impositions Escrow, Tenant Payments and Net Earnout Payments received by the time the actual Operating Expenses (if any) and Impositions are required to be paid are not sufficient to make all such payments, Seller promptly shall deposit into the Operating Expenses and Impositions Escrow the deficiency.

(e)    On or before February 28th of calendar years 2017, 2018 and 2019, Purchaser and Seller shall cooperate to reconcile the actual amount of Purchaser’s Operating Expenses and Impositions for the Property (as opposed to Tenant’s) and the amount received by Purchaser for such purposes as well as all Rent due Purchaser and all Earnout Payments due Seller. All adjustments to accurately reflect the respective rights and obligations of the Parties shall be made within ten (10) days of each such February 28th.
(f)    From the Closing Date to the expiration of the Master Escrow Agreement, Purchaser shall use commercially reasonable efforts to monitor Tenant’s occupancy of the Property for business purposes and appropriately bill Tenant for Tenant Payments as and when Tenant occupies the Property, and in accordance with the Lease. Seller shall also have the right from time to time to cause Purchaser to obtain from Tenant reasonable evidence of all Taxes for which Seller is obligated. Purchaser shall not initiate any tax certiorari or similar proceedings to contest any Taxes for which Seller is obligated pursuant to the terms hereof. In addition, Purchaser shall bring an appropriate action or actions as contemplated by state or local law, to contest any Taxes to the extent the responsibility of Seller to pay hereunder, at Seller’s request and at Seller’s sole cost and expense. Seller shall control such action or actions and may settle any contest (or direct Purchaser to do so, which Purchaser will thereafter promptly do) for any period for which Seller is obligated to pay Taxes. Seller shall not settle any contest, or direct Purchaser to do so, to the extent covering a period of time for which Seller is not responsible to pay Taxes, without obtaining the consent of Tenant. Seller shall indemnify, defend and hold harmless Purchaser from any claims, costs or expenses arising out of any tax contest brought by Purchaser at Seller’s request, except for any claims, costs or expenses arising out of acts taken by Purchaser without Seller’s consent, or arising out of claims from acts not taken by Purchaser, despite being directed to do so by Seller. So long as the Master Escrow Agreement is in effect, Seller shall have the right to periodically inspect the Property, upon reasonable prior notice to Purchaser and subject to the terms of the Lease. Furthermore, as long as the Master Escrow Agreement is in effect, Purchaser shall have the obligation to assign its rights and obligations under the Master Escrow Agreement to any subsequent purchaser of the Property. Seller shall be entitled to all amounts remaining in escrow after the later of January 1, 2019 or the date that Operating Expenses (if any) and Impositions have been determined with finality for the period ending December 31, 2018, and any excess shall be paid to Seller promptly.
(g)    All amounts deposited in escrow pursuant to the Master Escrow Agreement shall not be treated as part of the Purchase Price for purposes of Seller’s income taxes, except to the extent, and at such time, that amounts are disbursed from such escrow to Seller.
(h)    The provisions of this Section 6.7 shall survive the Closing.
6.8    Earnout. In the event that Tenant exercises its option under the Lease to request up to an additional Ten Million and 00/100 Dollars ($10,000,000.00) over the Tenant Allowance (the “First Contingency Improvement Allowance”) and the related Broker’s Fee, then upon disbursement of each such portion of the First Contingency Improvement Allowance by Purchaser to Tenant, Seller shall have been deemed to have earned an amount equal to the product of (x) the portion of the First Contingency Improvement Allowance funded by Purchaser to Tenant divided by ten million, multiplied by (y) $1,450,000 (the “First Earnout Payment”). In the event that Tenant exercises its option under the Lease to request an additional sum not to exceed Ten Million and 00/100 Dollars (the “Second Contingency Improvement Allowance”) and the related Broker’s Fee, then upon disbursement of each such portion of the Second Contingency Improvement Allowance by Purchaser to Tenant, Seller shall have been deemed to have earned an amount equal to the product of (x) the portion of the Second Contingency Improvement Allowance funded by Purchaser to Tenant divided by ten million, multiplied by (y) $1,920,000 (the “Second Earnout Payment”). Seller shall be eligible to receive multiple payments from Purchaser in regards to the First Earnout Payment and the Second Earnout Payment (collectively, the “Earnout Payments”), but no more often than on a quarterly basis in each year of the term of the Lease until December 31, 2018 in accordance with the terms of this Section. Promptly (and in any event within five (5) business days of disbursement), following Purchaser’s disbursements of any portion of the First Contingency Improvement Allowance or the Second Contingency Improvement Allowance, Purchaser shall notify in writing (which notice may be delivered electronically) Seller and Escrow Agent (the “Earnout Payment Notice”) that (i) Seller has earned an Earnout Payment and (ii) the amount of the Earnout Payment. Within ten (10) Business Days after the date of each applicable Earnout Payment Notice, Purchaser shall pay to Escrow Agent an amount equal to the applicable Earnout Payment less an amount equal to the product of (x) the increased amount of monthly Base Rent payable by Tenant under the Lease above $696,000.00 (as such number may increase from time to time in connection with previous increases in monthly Base Rent payable by Tenant under the Lease pursuant to this Section 6.8), multiplied by (y) the number of months (prorated for any partial month) between the date of Purchaser’s disbursement of the applicable portion of the First Contingency Improvement Allowance or the Second Contingency Improvement Allowance and December 31, 2018 (the “Net Earnout Payment”). Notwithstanding anything to the contrary contained in this Section, the effectiveness of Seller's right to be eligible to earn the Net Earnout Payments pursuant to the terms and conditions herein is expressly conditioned upon the satisfaction of each of the following conditions (collectively, the “Earnout Conditions”): (a) no default (after expiration of applicable notice and cure provisions) by Seller existing under the Escrow Agreement shall be in effect at the time any portion of the Net Earnout Payment is scheduled to be made; and (b) Seller shall have delivered to Purchaser and Escrow Agent a closing statement, transfer tax forms (if applicable), a 1099-S (if applicable), and such other documentation reasonably required by Escrow Agent to disburse the Net Earnout Payment. All Net Earnout Payments due to be paid in accordance with this Section shall be paid by wire transfer of available funds to the Escrow Agent and then by Escrow Agent to Seller, subject to the terms of this Agreement and the Master

Escrow Agreement. Prior to March 31, 2019, Purchaser and Seller shall reconcile the amount of the First Earnout Payment and Second Earnout Payment payable to Seller (if applicable). Purchaser and Seller shall cooperate with each other with respect to the provisions of this Section 6.8. The provisions of this Section 6.8 shall survive the Closing.

7.RISK OF LOSS
7.1    Condemnation.
(a)Immaterial Taking. If an “immaterial portion” (which, for purposes hereof shall mean anything other than a “material portion” (as defined in Section 7.1(b) of this Agreement)) of the Property shall be taken by exercise of the power of eminent domain after the Effective Date of this Agreement, this Agreement shall continue in full force and effect and there shall be no abatement of the Purchase Price. Seller shall be relieved, however, of its duty to convey title to the portion of the Property so taken, but Seller shall, on the Closing Date, assign to Purchaser without recourse, representation or warranty all rights and claims to any awards or rights to any awards arising therefrom as well as any money theretofore received by Seller on account thereof, net of any expenses actually incurred by Seller prior to the Closing Date, including reasonable attorneys’ fees to collect the same and any expenses incurred by Seller for the protection of or emergency repairs to the Property (and Purchaser hereby authorizes Seller to incur such expenses prior to Closing but acknowledges that Seller has no obligation to repair the Property). Seller shall give a copy of any notice of condemnation to Purchaser within one (1) business day after Seller's receipt of same; provided, however, that any notice of condemnation received by Seller less than three (3) business days prior to Closing shall be given to Purchaser by email immediately following receipt by Seller (with confirmatory notice given by one of the other methods in subitem (i) of Section 10.1).
(b)Material Taking. If a taking of a “material portion” of the Property shall occur prior to the Closing, Purchaser may terminate this Agreement by written notice to Seller given within ten (10) business days after Purchaser receives notice of Tenant’s decision under Section 11.1(b) of the Lease with respect to such material taking, time being of the essence with respect to such notice. Upon the giving of such termination notice, the Downpayment shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except for the Surviving Obligations. If Purchaser does not timely give notice of termination, Purchaser shall be deemed to have waived its option contained herein to terminate this Agreement, Purchaser’s obligations under this Agreement shall remain in effect notwithstanding such condemnation and Purchaser shall remain obligated to consummate the purchase in accordance with the terms of this Agreement. For the purposes hereof, a “material portion” of the Property shall mean any portion of the Property which gives grounds for Tenant to terminate the Lease under Section 11.1(b) of the Lease. If notice of a taking has been delivered and Tenant has the right to terminate under Section 11.1(b) of the Lease or takes the position that it has such right but Tenant’s deadline for making its election to terminate has not yet passed or waived as of the Closing, the Closing Date shall be extended until the fifth business day following such deadline. If Tenant elects to terminate by such deadline, then Purchaser shall have the right to terminate this Agreement in accordance with the foregoing provisions. If, at or prior to the deadline, Tenant waives such right or is deemed to have waived such right (by not exercising Tenant’s right to terminate), then Purchaser’s obligations under this Agreement shall remain in effect and Purchaser shall remain obligated to consummate the purchase in accordance with the terms of this Agreement on such extended Closing Date.
7.2    Casualty.
(a)    Casualty Damage. If any portion of the Property shall be damaged or destroyed by fire or other casualty between the Effective Date of this Agreement and the Closing Date, Seller shall give written notice thereof to Purchaser. Subject to the right to terminate this Agreement in accordance with Section 7.2(b) of this Agreement, the obligation of Purchaser to consummate the transaction contemplated by this Agreement shall in no way be voided or impaired by reason thereof, and Purchaser shall be required to accept the Property in its then damaged condition without abatement of the Purchase Price. In such case, the proceeds of all fire and extended coverage insurance policies attributable to the Property received by Seller prior to the Closing Date and not used by Seller for the protection of or emergency repairs to the Property (and Purchaser hereby authorizes Seller to use the proceeds for such purposes but acknowledges that Seller has no obligation to repair the Property) shall at Seller’s option, be disbursed by Seller to Purchaser or credited against the Purchase Price at the Closing, and all unpaid claims under such insurance policies attributable to the Property shall be assigned by Seller to Purchaser at the Closing without recourse, representation or warranty. Seller shall not settle or compromise any claim without the written consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed.
(b)    Right of Termination. Notwithstanding any of the preceding provisions of this Section 7.2, if a “material portion” (as defined in Section 7.1.(b) of this Agreement) of the Property shall be damaged by fire or other casualty prior to the Closing Date, Purchaser shall have the right to terminate this Agreement by written notice to Seller given within ten (10) business days after Purchaser’s receipt of notice of the occurrence of the casualty, TIME BEING OF THE ESSENCE with respect to such notice. Upon such termination of this Agreement, the Downpayment shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except for the Surviving Obligations. If Purchaser does not timely give notice of termination, Purchaser shall be deemed to have waived its option contained herein to terminate this Agreement, Purchaser’s obligations under this Agreement shall remain in effect notwithstanding such casualty and Purchaser shall remain obligated to consummate the purchase in accordance with the terms of this

Agreement, including, without limitation, Section 7.2(a) of this Agreement, provided that at the Closing, Seller shall assign to Purchaser the unpaid claims under Seller’s insurance policies with respect to the fire or other insured casualty, without recourse, representation or warranty.

8.DEFAULT
8.1    Breach by Seller. In the event that Seller shall default by failing to consummate the Closing of this Agreement for any reason except Purchaser’s default or as otherwise permitted by this Agreement, Purchaser, as its sole and exclusive remedy may either: (a) terminate this Agreement and receive a refund of the Downpayment (subject to Purchaser’s delivery of the Reports as required by Section 4.2(d) of this Agreement), and Seller shall promptly reimburse Purchaser Two Hundred Thousand Dollars ($200,000.00) for its expenses incurred in connection with this Agreement, and neither party shall have any further rights or obligations hereunder other than the Surviving Obligations; or (b) pursue the remedy of specific performance of Seller’s obligations under this Agreement; provided, however, that Purchaser shall only be entitled to such remedy if: (w) Seller defaults in failing to close under this Agreement by failing to deliver the documents and satisfy the other conditions that Seller is obligated to satisfy at Closing; (x) any such suit for specific performance is filed no later than forty-five (45) days after the Scheduled Closing Date; (y) Purchaser is not in default under this Agreement following all applicable notice and cure periods; and (z) Purchaser certifies to Seller that it is ready, willing and able to close in accordance with the terms of this Agreement. In no event whatsoever shall Seller be liable to Purchaser for any punitive, special, consequential or other damages.
8.2    Breach by Purchaser. In the event that Purchaser shall default by failing to consummate the Closing of this Agreement for any reason except Seller’s default or as otherwise permitted by this Agreement, Seller may terminate this Agreement and thereupon shall be entitled to the Downpayment as liquidated damages (and not as a penalty) and as Seller’s sole remedy and relief for such default except with respect to the Surviving Obligations. Seller and Purchaser each acknowledge and agree that they have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such default, and Seller and Purchaser agree that these sums represent reasonable compensation to Seller for such default.
8.3    Other Defaults. In the event that Purchaser or Seller defaults (other than a default in the failure to close), the non-defaulting party shall have its rights under this Agreement for such default if the non-defaulting party gives notice to the other of such default and such default is not cured by the fifth (5th) business day following the delivery of such notice.

9.FUTURE OPERATIONS
9.1    Future Operations. From the Effective Date of this Agreement until the Closing or earlier termination of this Agreement, Seller shall perform its obligations under the Lease. Seller shall have no obligation to perform any repairs, make improvements, cure violations or take any other action at the Property, Seller shall be permitted to make Tenant Allowance and Broker’s Fee disbursements in accordance with the Lease. Seller shall not, without the prior written consent of Purchaser: (i) cancel, terminate, amend, extend or otherwise modify the Lease, or (ii) accept a surrender of the Lease prior to the expiration date thereof, or (iii) enter into any new leases or licenses or other occupancy agreements, or (iv) enter into service agreements or contracts unless such agreements and contracts are terminable and are terminated prior to or at Closing. Seller shall deliver to Purchaser a notice of each proposed action for which Purchaser’s consent is required hereunder, setting forth such information as Seller believes is relevant thereto. Purchaser shall have five (5) business days after delivery to it of such notice to determine whether or not to consent to such action. If Purchaser shall not give notice of its approval within such five (5) business day period, Purchaser shall be deemed to have objected to such action. If the Lease requires that Seller’s consent be given to any matter or not be unreasonably withheld delayed or conditioned with respect to a matter, Seller shall endeavor to advise Purchaser of any such requests; provided, however, that Seller may consent thereto. Concurrently with delivery or within two (2) business days following receipt, Seller shall deliver to Purchaser a copy of every notice sent to or received from Tenant under the Lease, as applicable. Seller will advise Purchaser promptly of any suit, action, arbitration, or legal or other proceedings or governmental investigation which is instituted after the Effective Date and which concerns or affects Seller or the Property. It shall be a condition of Closing for the benefit of Purchaser that Tenant has not abandoned the Premises.

10.MISCELLANEOUS
10.1    Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be given (i) by hand, overnight courier or certified or registered mail, return receipt requested and shall be deemed given when received or when delivery first fails or is refused when sent to the address set forth herein, or (ii) by email (with a confirmatory notice given by one of the methods set forth in subitem (i) above) and shall be deemed given on the date of transmission if received by 5:00 p.m. of the recipient’s business day (otherwise it shall be deemed received on the next business day). For purposes of this Section 10.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Seller:	c/o Zurich Alternative Asset Management, LLC One Liberty Plaza, 165 Broadway, 21st Floor New York, New York 10006 Attention: George Childs Tel: 212-871-1578 Email:george.childs@zurich.com
with a copy to:	Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Attention: Neil R. Tucker, Esq. Tel: 212-715-9259 Email: ntucker@kramerlevin.com
If to Purchaser:	c/o Griffin Capital Corporation Griffin Capital Plaza 1520 E. Grand Avenue El Segundo, California 90245 Attention: Michael Escalante Email: mescalante@griffincapital.com
And to:
c/o Griffin Capital Corporation
Griffin Capital Plaza
1520 E. Grand Avenue
El Segundo, California 90245
Attention: Eric Kaplan and Scott Tausk
Email: ekaplan@griffincapital.com and stausk@griffincapital.com

With a copy to:	Griffin Capital Corporation 790 Estate Drive Suite 180 Deerfield, Illinois 60015 Attention: Mary Higgins, Esq. and Michael Shlau Email: mhiggins@griffincapital.com and mshlau@griffincapital.com
And a copy to:	Senn Visciano Canges PC 1700 Lincoln Street, Suite 4500 Denver, Colorado 80203 Attention: Lawrence J. Donovan, Jr., Esq., and Matthew D. Pluss, Esq. Email: ldonovan@sennlaw.com; mpluss@sennlaw.com
If to Escrow Agent:	First American Title Insurance Company c/o TitleVest Agency, LLC, its wholly owned subsidiary 44 Wall Street New York, New York 10005 Attention: Tim Oberweger Email: toberweger@titlevest.com
And a copy to:	First American Title Insurance Company c/o TitleVest Agency, LLC, its wholly owned subsidiary 44 Wall Street New York, New York 10005 Attention: Maribeth Walsh Email: Maribeth.walsh@titlevest.com
The attorneys for each party hereto are authorized to give notices on behalf of such party.

10.2    Real Estate Commissions. Each of Seller and Purchaser represents and warrants to the other that it has dealt with no broker or other intermediary in connection with this transaction other than CBRE, who shall be compensated by Seller pursuant to the terms of a separate agreement. Purchaser agrees to indemnify, defend and hold harmless Seller from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Purchaser or on Purchaser’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Seller agrees to indemnify, defend and hold harmless Purchaser from and against any and all claims, losses, damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by Seller or on Seller’s behalf with any broker or finder in connection with this Agreement or the transaction contemplated hereby. This Section 10.2 shall survive the Closing or any earlier termination of this Agreement.
10.3    Entire Agreement. This Agreement embodies the entire agreement between the parties hereto relative to the subject matter hereof, and except for Purchaser’s obligations and liabilities under any confidentiality agreement executed by or on behalf of Purchaser or any affiliate of Purchaser, there are no oral or written agreements between the parties hereto nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.
10.4    Amendment. This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.
10.5    Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify or otherwise modify the provisions of this Agreement.
10.6    Dates and Timing. If the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Alabama, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.
10.7    Governing Law.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.
(b)Purchaser and Seller each irrevocably submits to the exclusive in personam jurisdiction of any State of Alabama or Federal court sitting in the City of Birmingham over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, each of Purchaser and Seller irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the in personam jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(c)Nothing in this Section 10.7 shall affect the right of Seller or Purchaser to serve process in any manner permitted by law, or limit any right that Seller or Purchaser may have to bring proceedings against the other in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
10.8    Successors and Assigns; Prohibition on Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Seller shall not assign or transfer any of Seller’s rights or obligations under this Agreement. Purchaser shall not assign or transfer any of Purchaser’s rights or obligations under this Agreement or any direct or indirect interests in Purchaser without the prior written consent of Seller, which consent may be withheld for any reason or no reason; provided, however, that Purchaser may, at least five (5) days prior to Closing and upon notice to Seller given no later than such date, assign this Agreement to an Affiliate (as defined below) of Purchaser, Griffin Capital Essential Asset REIT, Inc. (“Griffin REIT I”), Griffin Capital Essential Asset REIT II Inc. (“Griffin REIT II”), and/or any entity wholly owned by either Griffin REIT I or Griffin REIT II; in each case without the prior written consent of Seller; provided, however, (a) no such assignment shall be effective or binding on Seller until notice thereof has been delivered to Seller, (b) the assignee executes and delivers an assignment and assumption agreement in which such assignee assumes all of Purchaser’s rights, duties and obligations under this Agreement, and (c) such assignment will not release Purchaser from its primary obligation for the payment and performance of all obligations of Purchaser under this Agreement. “Affiliate” shall mean with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, fifty percent (50%) or more of the stock of such Person or fifty percent (50%) of the partnership or membership interests, or similar equity ownership, of such Person, and (ii) controls, is controlled by or is under common control with such Person. This Agreement is solely for the benefit of Seller and Purchaser; there are no third party beneficiaries hereof. Any assignment or transfer in violation of the foregoing provisions shall be null and void.
10.9    Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

10.10    Attorneys’ Fees. If either party hereto files suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys’ fees incurred in such suit. The provisions of this Section 10.10 shall survive the Closing or termination of this Agreement.
10.11    Multiple Counterparts; Electronic Signatures. This Agreement may be executed in any number of identical counterparts which, taken together, shall constitute collectively one agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature. Electronic or facsimile signatures shall be deemed originals.
10.12    No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded in the County of Jefferson or any other county. Should Purchaser ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, or any other similar document, then, notwithstanding anything herein to the contrary, said recordation or attempt at recordation shall constitute a default by Purchaser hereunder and, in addition to the other remedies provided for herein, Seller shall have the express right to file a notice of termination of this Agreement in the county in which the Land is located.
10.13    Merger Provision. Except as otherwise expressly provided herein or in any instrument or agreement provided by Seller to Purchaser at Closing, any and all rights of action of Purchaser for any breach by Seller of any representation, warranty or covenant contained in this Agreement shall merge with the Deed and other instruments executed at the Closing, shall terminate at the Closing and shall not survive the Closing.
10.14    Jury Waiver. PURCHASER AND SELLER DO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, OR UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DOCUMENTS DELIVERED BY PURCHASER OR SELLER AT THE CLOSING, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THIS AGREEMENT OR THE PROPERTY (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR SELLER TO ENTER INTO AND ACCEPT THIS AGREEMENT AND THE DOCUMENTS DELIVERED BY PURCHASER AT THE CLOSING AND SHALL SURVIVE THE CLOSING OR TERMINATION OF THIS AGREEMENT.
10.15    Limitation on Liability. No present or future partner, director, officer, shareholder, direct or indirect owner, employee, advisor, agent, attorney, asset manager or subasset manager of Seller or Purchaser shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the Property, the provisions of this Agreement, and the assets of Seller for the payment of any claim or for any performance, and Purchaser hereby waives any and all such personal liability of persons or entities other than Seller. The limitations on liability contained in this Section 10.15 are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided in any other provision of this Agreement or by law or by any other contract, agreement or instrument.
10.16    Confidentiality. Except as provided otherwise in this Section 10.16, Purchaser and Seller, for the benefit of each other, hereby agree that neither of them will release, or cause or permit to be released, to the public any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose, or cause or permit to be publicly announced or disclosed, in any manner whatsoever, (i) the names of Seller and Purchaser respectively, or any of their affiliates or subsidiaries, or (ii) the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the consent of the other party hereto. In addition, prior to Closing, both Seller and Purchaser shall keep strictly confidential this Agreement, the transactions contemplated hereby, and the terms and conditions hereof, and all matters relating thereto, as well as all information relating to the other party. Further, prior to Closing, Purchaser shall keep strictly confidential all information relating in any way to the Property or any portion thereof. It is understood and agreed that the foregoing shall not preclude any party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, or preclude Purchaser from sharing information relating to the Property, on a confidential basis with such party’s key employees, attorneys, accountants, professional consultants, advisors, financial advisors, rating agencies, investors, joint venture partners, or potential lenders (“Representatives”), as the case may be. Further, and notwithstanding anything to the contrary set forth above, Purchaser or any sponsored entity of Purchaser and Seller may disclose any of such information if required in litigation, if any (whether arising out of this Agreement or otherwise) or if required by law (including, without limitation, any rule or regulation of the Securities and Exchange Commission). Purchaser shall indemnify and hold Seller and Seller’s affiliates, and employees, officers and directors of each harmless, and Seller shall indemnify and hold Purchaser and Purchaser’s affiliates, and employees, officers and directors, of each, and its joint venture partners and lenders harmless, from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by the other party and caused by a breach by Purchaser or Seller, as the case may be, or their respective Representatives, of the provisions of Section 10.16 but nothing in this Section 10.16 will entitle either Purchaser or Seller or any other person or entity, to recover consequential, punitive, special or incidental damages. In addition to any other remedies available to Seller and Purchaser under the terms of this Agreement, Seller and Purchaser shall each have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party or its Representatives in order to enforce the provisions of Section 10.16. Notwithstanding any other provision of this Agreement, the provisions of Section 10.16 shall survive the termination of this Agreement.
10.17    3-14 Audit. Seller shall provide to Purchaser, at Purchaser's expense, copies of, or shall provide Purchaser access to, income and expense reports for a period beginning January 1 of the year prior to closing the acquisition through Closing, if available, with respect to the Property as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser (or its affiliates) to prepare a property level review (“Operating Statements”). Without limiting the generality of the foregoing, Purchaser or its designated independent accountant (Ernst and Young or any successor accounting firm) may review Seller's Operating Statements of the Property, at Purchaser's expense; provided, however, that the foregoing obligations of Seller shall be limited to providing such information and documentation as may be in the possession of, or reasonably obtainable by, Seller, at no cost to Seller, and in the format that Seller has maintained such records (and further subject to tenant confidentiality requirements), and further, in no event shall Seller be required to deliver to Purchaser, or allow Purchaser access to, any information that Seller deems privileged or proprietary. Furthermore, any information or documentation provided by Seller to Purchaser pursuant to this Agreement or otherwise shall be delivered without any representations or warranties, including without limitation any representations or warranties as to accuracy or completeness thereof. Purchaser shall reimburse Seller on demand for all reasonable costs and expenses incurred by Seller in performing its obligations under this Section 10.17, and such reimbursement obligation shall survive the termination of this Agreement.
10.18    Indemnification Generally.
(a)    Wherever it is provided in this Agreement or in any agreement or document delivered pursuant hereto that a party shall indemnify another party hereunder against liability or damages, such phrase and words of similar import shall mean, without limitation of the applicable clause of this Agreement or such other agreement or document, that the indemnifying party hereby agrees to and does indemnify, defend and hold harmless the indemnified party and such party’s direct and indirect shareholders, members and partners and their respective past, present and future officers, directors, employees and agents from and against any and all claims, damages, losses, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) to which they or any of them may become subject or which may be incurred by or asserted against any or all of them attributable to, arising out of or in connection with the matters provided for in such provision.
(b)    If any action, suit or proceeding is commenced, or if any claim, demand or assessment is asserted in respect of which a party is indemnified hereunder or under any agreement or document delivered pursuant hereto, the indemnified party shall give notice thereof to the indemnifying party and the indemnifying party shall be entitled to control the defense, compromise or settlement thereof, subject to the approval of the indemnified party, not to be unreasonably withheld or delayed, at the cost and expense of the indemnifying party, with counsel reasonably satisfactory to the indemnified party; provided, however, that if any such compromise or settlement does not fully release the indemnified party from all claims relating to the indemnified matter, the indemnifying party shall not agree to such compromise or settlement without the prior approval of the indemnified party, which may be withheld in the indemnified party’s sole and absolute discretion.
(c)    The provisions of this Section 10.18 shall survive the Closing or earlier termination of this Agreement.
10.19    Personal Property. No portion of the Purchase Price is allocated to personal property.
10.20    Exclusivity. From the Effective Date of this Agreement to the Closing Date or earlier termination of this Agreement in accordance with its terms by either party, Seller hereby agrees that Seller will not negotiate, entertain or accept offers for, the sale of the Property with any third parties.
10.21    Tax-Deferred Exchange. Either Seller or Purchaser may sell or acquire the Property as part of a tax-deferred exchange of real estate pursuant to the provisions of Section 1031 of the Internal Revenue Code as amended from time to time. Either party shall be entitled to use a third-party intermediary as part of the tax-deferred exchange, and the parties shall reasonably cooperate with each other to accomplish such tax-deferred exchange(s), provided that (a) it is understood and agreed that the party requesting the exchange shall be required to pay all costs and expenses of the exchange, (b) the non-requesting party shall not be required to make any representation or warranty relative to the condition of any real estate or be required to take title to any real estate other than the Property and (c) the exchange must otherwise be accomplished without reduction or alteration of the rights of the non-requesting party under this Agreement, without increasing any obligation of the non-requesting party, and without delaying the Closing Date.

[Signatures appear on the following page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

SELLER:
CREC (BIRMINGHAM), LLC

By: /s/ Sean Bannon
Name: Sean Bannon
Title: President

PURCHASER:
GRIFFIN (BIRMINGHAM) ESSENTIAL ASSET REIT II, LLC

By:	Griffin Capital Essential Asset Operating Partnership II, L.P., its sole member
	By:	Griffin Capital Essential Asset REIT II, Inc., its general partner
		By:	/s/ Javier F. Bitar
		Name:	Javier F. Bitar
		Title:	Chief Financial Officer

The undersigned has executed this Agreement solely
to confirm its acceptance of the duties of Escrow
Agent as set forth in this Agreement:

FIRST AMERICAN INSURANCE COMPANY

By: /s/ Ouly Mbengue
Name: Ouly Mbengue
Title: Closing Officer